SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            February 15, 2005

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2005, Interface Global Company ApS (a wholly-owned, indirect subsidiary of the Company) executed and delivered supplemental indentures relating to, and also became a guarantor under, the Company’s 7.3% senior notes due 2008, 10.375% senior notes due 2010, and 9.5% senior subordinated notes due 2014. Copies of the supplemental indentures, each of which is dated as of January 10, 2005, are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.
Exhibit No.	Description
99.1	Supplement No. 3 to the Indenture governing the Company’s 7.3% senior notes due 2008, dated as of January 10, 2005.
99.2	Third Supplemental Indenture related to the Indenture governing the Company’s 10.375% senior notes due 2010, dated as of January 10, 2005.
99.3	First Supplemental Indenture related to the Indenture governing the Company’s 9.5% senior subordinated notes due 2014, dated as of January 10, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Vice President and Chief Financial Officer

Date:  February 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplement No. 3 to the Indenture governing the Company’s 7.3% senior notes due 2008, dated as of January 10, 2005.
99.2	Third Supplemental Indenture related to the Indenture governing the Company’s 10.375% senior notes due 2010, dated as of January 10, 2005.
99.3	First Supplemental Indenture related to the Indenture governing the Company’s 9.5% senior subordinated notes due 2014, dated as of January 10, 2005.